                    EXHIBIT 10.9

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
THIS AMENDMENT ( the “Amendment”) is made as of the first day of March, 2005, between UIL Holdings Corporation, a Connecticut Corporation (the “Company”) and Deborah C. Hoffman (the “Executive”),

WITNESSETH THAT

WHEREAS, the Executive previously has been employed by the Company as its Director of Audit Services pursuant to an employment agreement between the Company and the Executive dated as of November 8, 2004 (the “Agreement”); and

WHEREAS, the Company desires to promote the Executive to the position of Vice President of Audit Services and Chief Compliance Officer, and the Executive desires to be so employed by the Company;

WHEREAS, in order to reflect such promotion it is desirable to amend the Agreement;

NOW THEREFORE, the Agreement is amended as follows:

1. Section 1 of the Agreement is amended as of March 1, 2005 to read as follows:

(1)  EMPLOYMENT; TERM

(a)  The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, at the pleasure of the Board of Directors of UIL Holdings Corporation (the “UIL Board”), all upon the terms and conditions set forth herein.

(b)  The term of this Agreement shall be for a period commencing on March 1, 2005 and ending on the second anniversary thereof, unless this Agreement is earlier terminated as provided in Section 5 (the “Initial Term”). Unless the Company has provided the Executive with at least ninety (90) days prior written notice of its decision not to renew this Agreement after the Initial Term or any subsequent term, this Agreement shall be automatically renewed for a successive one year term (the Initial Term and any renewal term being referred to as the “Term”). For purposes of this Agreement, a non-renewal at the election of the Company at the end of a Term shall constitute a termination of this Agreement without cause, and shall be governed by the provisions of Section 6(c). In no event shall the Company give notice of a non-renewal from the time that an impending Change in Control (as hereinafter defined) is announced through the date of the consummation of such Change in Control.

2. Section 2(a) of the Agreement is amended as of March 1, 2005 to read as follows:

(2) POSITION AND DUTIES

(a) Effective as of March 1, 2005. the Executive shall be employed by the Company as its Vice President of Audit Services and Chief Compliance Officer, or in such other equivalent or higher position as the UIL Board may determine. The Executive shall:

(i) accept such employment and perform and discharge, faithfully, diligently and to the best of the Executive's abilities, the duties and obligations of the Executive's office and such other duties as may from time to time be assigned to the Executive by, or at the direction of, the Audit Committee of the UIL Board or the President and Chief Executive Officer of the Company; and

(ii) devote substantially all of the Executive's working time and efforts to the business and affairs of the Company.

3. Section 4(a) of the Agreement is hereby amended to read as follows:

(4) COMPENSATION

(a) Base Salary. During the Initial Term of the Executive's employment hereunder, the Executive shall receive a base salary (“Base Salary”) at an annual rate of One Hundred Twenty Six Thousand Seven Hundred Dollars ($126,700.00) increasing to One Hundred Forty One Thousand Dollars ($141,000.00) as of April 1, 2005, payable in accordance with the then customary payroll practices of the Company. The Executive's performance and Base Salary shall be reviewed by the UIL Board at least annually, and may be revised upward as a result of any such review. The Executive’s Base Salary may be revised downward by the UIL Board contemporaneously with any general reduction of the salary rates of the Company’s other executives.

Date:	July 8, 2005

UIL HOLDINGS CORPORATION
Attest:

/s/ Susan E. Allen	By:	/s/ Nathaniel D. Woodson
Susan E. Allen		Nathaniel D. Woodson
Vice President Investor Relations, Corporate Secretary & Treasurer		Its Chairman, President and Chief Executive Officer

Date:	July 8, 2005	/s/ Deborah C. Hoffman
Deborah C. Hoffman